Exhibit 4

INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA
No.		Shares

CF BANCORP

Cincinnati, Ohio

FULLY PAID AND NON-ASSESSABLE

PAR VALUE $0.01 PER SHARE

THIS CERTIFIES that                                                                                                                                                is the owner of

SHARES OF COMMON STOCK OF

CF BANCORP

a federally chartered subsidiary holding company

The shares evidenced by this certificate are transferable only on the books of CF Bancorp by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

The interest in CF Bancorp evidenced by this certificate may not be retired or withdrawn except as provided in the Charter and Bylaws of CF Bancorp.

IN WITNESS WHEREOF, CF Bancorp has caused this certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this      day of             , 2015.

By		By
	HAROLD L. ANNESS		JOSEPH V. BUNKE
	CORPORATE SECRETARY		PRESIDENT

The shares of common stock evidenced by this certificate are subject to a limitation contained in the CF Bancorp’s Charter to the effect that, for a period of five years from the date of the reorganization from mutual to stock form of Cincinnati Federal, no person other than CF Mutual Holding Company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of CF Bancorp. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering or certain purchases of shares by a tax-qualified employee stock benefit plan or a subsidiary of CF Bancorp and any trustee of such a plan or arrangement. In addition, during this five-year period, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

For value received,                     hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

                 Shares of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint                      Attorney to transfer the said shares on the books of the within-named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.